EXHIBIT 5.1

                               Akerman Senterfitt
                         One SE Third Avenue, 28th Floor
                                 Miami, FL 33131
                               Tel. (305) 374-5600
                               Fax. (305) 374-5095

May 3, 2004

HEICO Corporation
3000 Taft Street
Hollywood, FL  33021

        Re:     HEICO Corporation
                Form S-3 Shelf Registration Statement

Ladies and Gentlemen:

        We have acted as counsel to HEICO Corporation, a Florida corporation (the "Company") and the selling shareholders (the "Selling Shareholders") listed in the Registration Statement (as defined below), in connection with the proposed issuance and sale from time to time (A) by the Company, of (i) shares of its common stock, $0.01 par value per share (the "Common Stock"), (ii) shares of its Class A common stock, $0.01 par value per share (the "Class A Common Stock"), (iii) shares of its preferred stock, $0.01 par value per share (the "Preferred Stock") and together with the Common Stock and the Class A Common Stock, (the "Equity Securities"), (iv) debt securities of the Company (the "Debt Securities"), (v) warrants to purchase shares of Equity Securities (the "Equity Warrants"), (vi) warrants to purchase Debt Securities (the "Debt Warrants"),
(vii) depositary shares of the Company (the "Depositary Shares"), and (viii) units of the Company comprising one or more of the foregoing, except for Depository Shares, in any combination (the "Units"), with an aggregate offering price of up to $120,000,000 (the Common Stock, Class A Common Stock, Preferred Stock, Debt Securities, Equity Warrants, Debt Warrants, Depositary Shares and Units are each referred to herein as a "Security," and are collectively referred to as the "Securities") and (B) by the Selling Shareholders of up to 500,000 shares of Class A Common Stock (the "Shareholders' Securities"). All of the Shareholders' Securities to be offered were issued and outstanding as of the date of the filing of the Registration Statement.

        In providing this opinion, we have examined such corporate records, documents, and instruments of the Company and review such questions of law as we have deemed necessary for

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the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder.

        We are of the opinion that (A) upon completion of the procedures set forth in the Prospectus included in the Registration Statement and any Prospectus Supplement or amendment thereto, including, in the case of the Debt Securities, the qualification of any indenture under which such Debt Securities may be issued, the Securities with an aggregate offering price of $120,000,000 that may be issued and sold by the Company, in the case of the Equity Securities, will be legally issued, fully paid and nonassessable when issued and sold and, in the case of the Debt Securities, the Equity Warrants, the Debt Warrants, Depositary Shares and the Units, will be binding obligations of the Company when issued and sold; and (B) the Shareholders' Securities have been duly and validly authorized and are validly issued, fully paid and non-assessable.

        This opinion is delivered to you solely in connection with the matters described herein and may not be delivered to or relied upon by any other person or for any other purpose. This opinion may not be quoted or used in whole or in part for any other purpose. Copies may not be provided to any person without our prior written consent. The effectiveness of this opinion is only as of the date hereof and we assume no obligation to update this opinion or to advise you of subsequent changes.

        We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading "Legal Matters."

                                                        Sincerely,

                                                        /s/ AKERMAN SENTERFITT